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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


Retirement Plan Committee of the Board of Directors Western Digital Corporation Retirement Savings and Profit Sharing Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-56128) on Form S-8 of Western Digital Corporation Retirement Savings and Profit Sharing Plan of our report dated November 30, 2000, relating to the statements of net assets available for plan benefits of Western Digital Corporation Retirement Savings and Profit Sharing Plan as of June 30, 1999 and 2000 and the related statements of changes in net assets available for plan benefits for the years then ended and supplemental schedule, which report appears in the June 30, 2000 annual report on Form 11-K of Western Digital Corporation Retirement Savings and Profit Sharing Plan.



                                             KPMG LLP

Orange County, California
December 18, 2000



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